Exhibit 99.1

Press Release	Source: Lincare Holdings Inc.

Lincare Holdings Inc. Announces Third Quarter and First Nine Months 2008 Financial Results

Monday October 20, 4:30 pm ET

CLEARWATER, Fla., Oct. 20 /PRNewswire-FirstCall/ — Lincare Holdings Inc. (Nasdaq: LNCR—News), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the three and nine months ended September 30, 2008.

For the quarter ended September 30, 2008, revenues were $405.7 million compared with revenues of $408.2 million for the third quarter of 2007. The Company estimates that the change in net revenues was comprised of approximately 5% internal growth, offset by Medicare price reductions of approximately 6% taking effect in 2008. Net income for the quarter ended September 30, 2008, was $55.8 million compared to net income of $58.6 million for the third quarter of 2007. Diluted earnings per share were $0.76 for the quarter ended September 30, 2008, compared with $0.66 diluted earnings per share for the comparable prior year period.

Revenues for the nine months ended September 30, 2008, were $1.249 billion, a 6% increase over revenues of $1.184 billion for the comparable period in 2007. The Company estimates that the increase in net revenues was comprised of approximately 10% internal growth, partially offset by Medicare price reductions of approximately 5% taking effect in 2008. Net income for the nine months ended September 30, 2008, was $179.0 million compared to net income of $168.5 million for the first nine months of 2007. Diluted earnings per share were $2.38 for the nine months ended September 30, 2008, compared with $1.89 diluted earnings per share for the comparable period last year.

As previously reported, revenues and earnings were impacted in the second and third quarters of 2008 by a change in ordering patterns for certain inhalation drugs by customers concerned about the potential loss of Medicare coverage of these drugs. In April of this year, the Durable Medical Equipment Medicare Administrative Contractors (“DME MACs”) issued a revision of the Nebulizer Local Coverage Determination (“LCD”) that would have effectively eliminated Medicare reimbursement and patient access to these medications as of July 1, 2008. In response to this potential loss of access, a significant number of the Company’s customers placed orders in June to receive a 90-day shipment of these drugs rather than a 30-day shipment. The net effect of this change in ordering patterns was to accelerate approximately $18.9 million of revenues in the second quarter that would otherwise have been expected to occur in the third quarter. The DME MACs subsequently announced a delay in the implementation of the LCD until November 1, 2008.

Lincare added 10 new operating centers during the third quarter derived from internal development. During the first nine months of 2008, Lincare opened 30 new locations, expanding the total number of locations to 1,049 at September 30, 2008. Lincare also completed acquisitions of two small pharmacy operations during the third quarter.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in the first nine months of 2008. We continue to demonstrate the ability to expand our market share and drive strong operating results despite Medicare price cuts of more than $55 million so far this year. We have been consistently able to generate internal revenue gains of about twice the underlying growth in the market for our services while containing the growth of our operating and overhead expenses. Our financial position and liquidity remain strong and we achieved significant operating cash flows in the first nine months of 2008.”

Lincare generated $322.1 million of cash from operating activities during the first nine months of 2008. Investments of cash during the nine-month period included $95.0 million in net capital expenditures and $6.1 million in business acquisition expenditures. As of September 30, 2008, total debt outstanding was $622.7 million, cash and cash equivalents were $32.9 million and long-term investments were $92.9 million.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to approximately 700,000 customers in 48 states.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this announcement.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	September 30, 2008	September 30, 2007
Net revenues	$405,677	$408,152
Costs and expenses:
Costs of goods and services	94,969	101,398
Operating expenses	100,508	91,458
Selling, general and administrative expenses	82,165	80,128
Bad debt expense	6,085	6,122
Depreciation and amortization expense	29,015	29,957
Operating income	92,935	99,089

Interest expense, net	4,076	4,339
Income before income taxes	88,859	94,750
Income taxes	33,073	36,111
Net income	$55,786	$58,639

Basic earnings per common share	$0.76	$0.69
Diluted earnings per common share	$0.76	$0.66
Weighted average number of common shares outstanding	73,005,817	84,562,220
Weighted average number of common shares and common share equivalents outstanding	73,434,927	90,551,077

	For the nine months ended
	September 30, 2008	September 30, 2007
Net revenues	$1,249,488	$1,183,694
Costs and expenses:
Costs of goods and services	302,362	289,494
Operating expenses	294,442	272,939
Selling, general and administrative expenses	243,708	236,190
Bad debt expense	18,742	17,755
Depreciation and amortization expense	88,618	83,694
Operating income	301,616	283,622
Interest expense, net	14,027	13,945
Income before income taxes	287,589	269,677
Income taxes	108,550	101,188
Net income	$179,039	$168,489

Basic earnings per common share	$2.46	$1.98
Diluted earnings per common share	$2.38	$1.89
Weighted average number of common shares outstanding	72,902,841	85,033,782
Weighted average number of common shares and common share equivalents outstanding	76,345,503	91,392,442

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	September 30, 2008	December 31, 2008
Cash and Investments	$125,816	$149,957
Accounts Receivable, Net	198,915	198,918
Current Assets	269,134	366,211
Total Assets	1,934,492	1,928,364
Current Liabilities	246,055	438,474
Total Debt	622,724	838,207
Stockholders’ Equity	896,688	733,788